                                Filed with the Securities and Exchange Commission on September 20, 2007

                                                      Registration No. 333-24989
=======================================================================================================================================
                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        WASHINGTON, D.C. 20549

                                                               Form S-3

                                                    Post-Effective Amendment No. 15
                                       Registration Statement Under The Securities Act of 1933*

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (Exact name of registrant as specified in its charter)

                                                              CONNECTICUT
                               (State or other jurisdiction of incorporation or organization)

                                                                  63
                                       (Primary Standard Industrial Classification Code Number)

                                                              06-1241288
                                                 (I.R.S. Employer Identification No.)

                                    ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                JOSEPH D. EMANUEL, CHIEF LEGAL OFFICER
                                    ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 944-7504
                 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                          Copy To:
                                                     C. CHRISTOPHER SPRAGUE, ESQ.
                                    One Corporate Drive, Shelton, Connecticut 06484 (203) 944-5477

                                   Approximate date of commencement of proposed sale to the public:
                            As soon as practicable after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: []

If any of the securities  being  registered on this Form are to be offered on a delayed or continuous  basis pursuant to Rule 415 under the  Securities  Act of 1933,  other than  securities  offered  only in  connection  with  dividend or  reinvestment  plans,  check the following:  [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [ ]

If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the
Securities Act registration number of the earlier registration statement for the same offering: [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box:
[ ]

                                                    Calculation of Registration Fee
=======================================================================================================================================
            Title of each                                 Proposed              Proposed
              class of                                     maximum               maximum
             securities              Amount               offering              aggregate             Amount of
                to be                 to be                 price               offering            registration
             registered            registered             per unit               price**                 fee
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        Market Value Adjusted
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          Annuity Contracts                                                   $35,789,769.0          $10,845.00

*    Securities are not issued in predetermined units
**   Registration fee for these securities, in the amount of $10,845.00, was paid at the time the securities were originally registered on Form S-2 as filed by American Skandia Life Insurance Corporation on April 24, 1997.

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                                                                 Note:

Registrant is filing this Post-Effective Amendment No. 15 to the Registration Statement for the purpose of including in the
Registration Statement a Prospectus supplement. The Prospectus and Part II that were filed as part of Post-Effective Amendment No. 14 with the SEC on April 20, 2007 as supplemented are hereby incorporated by reference.  Other than as set forth herein, this post-effective amendment to the registration statement does not amend or delete any other part of the registration statement.

                                                AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                                     American Skandia Advisor Plan III
                                                          American Skandia APEX II
                                                      American Skandia Xtra Credit Six
                                                        American Skandia Lifevest II
                                                   American Skandia Advisors Choice(R)2000

                                                Supplement to Prospectuses Dated May 1, 2007
                                                     Supplement dated November 19, 2007

     This Supplement  should be read and retained with the current  Prospectus for your annuity.  This Supplement is intended to update certain  information in the  Prospectus for the variable  annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own. If you would like another copy of the current  Prospectus,  please contact us at 1-888-PRU-2888.

     We are issuing this  supplement  to set forth six  additional  Advanced  Series  Trust  portfolios  that are being  offered as new variable  investment  options  under  each  of the  above-referenced  products.  We  also  announce  a  change  to the  name,  and non-fundamental  investment  policies of the First Trust 10 Uncommon  Values  Portfolio.  We describe  changes to the Annuity Date provisions  and set forth a new name of the  principal  underwriter  of the  Annuities.  We also make certain  other  changes,  as indicated herein.

I.  NEW SUB-ACCOUNTS

Effective  November 19, 2007, the  underlying  portfolios  listed below are being offered as new  Sub-accounts  under your annuity.  In order to reflect these additions:

     In the section of each Prospectus  entitled "Summary of Contract Expenses",  sub-section  "Underlying Mutual Fund Portfolio Annual
     Expenses", under the heading "Advanced Series Trust", the following portfolios have been added:

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                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
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----------------------------------------------- ---------------- ------------- ------------ ------------------- -----------------------
                                                                                                   Acquired            Total Annual
                                                  Management      Other                            Portfolio
             UNDERLYING PORTFOLIO                    Fees          Expenses         12b-1           Fees &               Portfolio
Advanced Series Trust:                                                               Fees          Expenses              Operating

                                                                                                                         Expenses*
----------------------------------------------- ---------------- ------------- ------------ ------------------- -----------------------
----------------------------------------------- ---------------- ------------- ------------ ------------------- -----------------------
AST CLS Growth Asset Allocation                      0.30%          0.21%         0.00%           0.91%                 1.42%
----------------------------------------------- ---------------- ------------- ------------ ------------------- -----------------------
----------------------------------------------- ---------------- ------------- ------------ ------------------- -----------------------
AST CLS Moderate Asset Allocation                    0.30%          0.21%         0.00%           0.86%                 1.37%
----------------------------------------------- ---------------- ------------- ------------ ------------------- -----------------------
----------------------------------------------- ---------------- ------------- ------------ ------------------- -----------------------
AST Horizon Growth Asset Allocation                  0.30%          0.21%         0.00%           0.84%                 1.35%
----------------------------------------------- ---------------- ------------- ------------ ------------------- -----------------------
----------------------------------------------- ---------------- ------------- ------------ ------------------- -----------------------
AST Horizon Moderate Asset Allocation                0.30%          0.21%         0.00%           0.81%                 1.32%
----------------------------------------------- ---------------- ------------- ------------ ------------------- -----------------------
----------------------------------------------- ---------------- ------------- ------------ ------------------- -----------------------
AST Western Asset Core Plus Bond                     0.70%          0.12%         0.00%           0.00%                 0.82%
----------------------------------------------- ---------------- ------------- ------------ ------------------- -----------------------
----------------------------------------------- ---------------- ------------- ------------ ------------------- -----------------------
AST Niemann Capital Growth Asset Allocation          0.30%          0.21%         0.00%           0.89%                 1.40%
----------------------------------------------- ---------------- ------------- ------------ ------------------- -----------------------
*The Total Annual  Portfolio  Operating  Expenses for certain of the  Portfolios set forth above are less than the amounts shown in the table above, due to fee waivers,  reimbursement of expenses, and expense offset arrangements  ("Arrangements").  These Arrangements are voluntary  and may be  terminated  at any time.  In addition,  the  Arrangements  may be modified  periodically.  For more  information regarding the Arrangements, please see the prospectus and statement of additional information for the Portfolios.

The following is being added to the chart in each Prospectus in the section entitled "Investment Options":

----------------------- ----------------------------------------------------------------------------------- -------------------------
        STYLE/                                    INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
         TYPE                                                                                                       ADVISOR/
                                                                                                                  SUB-ADVISOR
                        ----------------------------------------------------------------------------------- -------------------------
-------------------------------------------------------------------------------------------------------------------------------------
      AST FUNDS
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----------------------- ----------------------------------------------------------------------------------- -------------------------
                        AST CLS Growth  Asset  Allocation  Portfolio:  seeks the highest  potential  total    Clarke Lanzen Skalla
                        return  consistent  with its  specified  level  of risk  tolerance.  Under  normal circumstances,  at least 90% of the  Portfolio's  assets will be invested in other portfolios  of Advanced  Series Trust (the  underlying  portfolios)  while no more than 10% of the  Portfolio's  assets may be  invested  in  exchange  traded  funds
  Asset Allocation/     (ETFs).  Under normal market conditions,  the Portfolio will devote between 60% to
        Growth          80% of its net assets to underlying  portfolios  and ETFs  investing  primarily in
                        equity  securities,  and  between  20%  to 40% of its  net  assets  to  underlying    Investment Firm LLC
                        portfolios  and ETFs  investing  primarily  in debt  securities  and money  market instruments.
----------------------- ----------------------------------------------------------------------------------- -------------------------
----------------------- ----------------------------------------------------------------------------------- -------------------------
                        AST CLS Moderate Asset  Allocation  Portfolio:  seeks the highest  potential total return  consistent  with its  specified  level  of risk  tolerance.  Under  normal circumstances,  at least 90% of the  Portfolio's  assets will be invested in other portfolios  of Advanced  Series Trust (the  underlying  portfolios)  while no more
                        than 10% of the  Portfolio's  assets may be  invested  in  exchange  traded  funds    Clarke Lanzen Skalla
  Asset Allocation/     (ETFs).  Under normal market conditions,  the Portfolio will devote between 40% to    Investment Firm LLC
        Growth          60% of its net assets to underlying  portfolios  and ETFs  investing  primarily in equity  securities,  and  between  40%  to 60% of its  net  assets  to  underlying portfolios  and ETFs  investing  primarily  in debt  securities  and money  market instruments.
----------------------- ----------------------------------------------------------------------------------- -------------------------
----------------------- ----------------------------------------------------------------------------------- -------------------------
                        AST Horizon Growth Asset Allocation  Portfolio:  seeks the highest potential total      Horizon Capital
                        return  consistent  with its  specified  level  of risk  tolerance.  Under  normal circumstances,  at least 90% of the  Portfolio's  assets will be invested in other portfolios  of Advanced  Series Trust (the  underlying  portfolios)  while no more than 10% of the  Portfolio's  assets may be  invested  in  exchange  traded  funds
  Asset Allocation/     (ETFs).  Under normal market conditions,  the Portfolio will devote between 60% to
        Growth          80% of its net assets to underlying  portfolios  and ETFs  investing  primarily in
                        equity  securities,  and  between  20%  to 40% of its  net  assets  to  underlying     Management Company
                        portfolios  and ETFs  investing  primarily  in debt  securities  and money  market instruments.
----------------------- ----------------------------------------------------------------------------------- -------------------------
----------------------- ----------------------------------------------------------------------------------- -------------------------
                        AST Horizon  Moderate  Asset  Allocation  Portfolio:  seeks the highest  potential total return  consistent with its specified level of risk tolerance.  Under normal circumstances,  at least 90% of the  Portfolio's  assets will be invested in other portfolios  of Advanced  Series Trust (the  underlying  portfolios)  while no more
                        than 10% of the  Portfolio's  assets may be  invested  in  exchange  traded  funds      Horizon Capital
  Asset Allocation/     (ETFs).  Under normal market conditions,  the Portfolio will devote between 40% to     Management Company
        Growth          60% of its net assets to underlying  portfolios  and ETFs  investing  primarily in equity  securities,  and  between  40%  to 60% of its  net  assets  to  underlying portfolios  and ETFs  investing  primarily  in debt  securities  and money  market instruments.
----------------------- ----------------------------------------------------------------------------------- -------------------------
----------------------- ----------------------------------------------------------------------------------- -------------------------
                        AST  Niemann  Capital  Growth  Asset  Allocation  Portfolio:   seeks  the  highest      Neimann Capital
                        potential  total return  consistent  with its specified  level of risk  tolerance.
                        Under  normal  circumstances,  at  least  90% of the  Portfolio's  assets  will be invested in other portfolios of Advanced Series Trust (the underlying  portfolios)
                        while no more than 10% of the  Portfolio's  assets  may be  invested  in  exchange traded funds (ETFs).  Under normal market  conditions,  the Portfolio  will devote between 60% to 80% of its net assets to underlying  portfolios  and ETFs investing
                        primarily  in  equity  securities,  and  between  20% to 40% of its net  assets to      Management Inc.
                        underlying  portfolios and ETFs investing  primarily in debt  securities and money market instruments.
----------------------- ----------------------------------------------------------------------------------- -------------------------
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     Fixed Income      AST  Western  Asset  Core Plus Bond  Portfolio:  seeks to  maximize  total  return, Western Asset Management
                       consistent with prudent investment  management and liquidity needs, by investing to          Company
                       obtain its average  specified  duration.  The  Portfolio's  current  target average duration is generally  2.5 to 7 years.  The  Portfolio  pursues  this  objective by investing in all major fixed income sectors with a bias towards non-Treasuries.
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II. CHANGE TO THE FIRST TRUST 10 UNCOMMON VALUES PORTFOLIO

The  Portfolio  has changed its name to the First Trust Target Focus Four  Portfolio,  and its  investment  policies have been revised.
Please  note that if you wish to make a  transfer  out of this  Portfolio,  you may do so without  charge,  by  calling  our  automated telephone response system at 1-800-766-4530, or by going to our web site at www.americanskandia.prudential.com.

The following is being changed in the chart in each Prospectus in the section entitled "Investment Options":

----------------------- ----------------------------------------------------------------------------------- -------------------------
        STYLE/                                    INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
         TYPE                                                                                                       ADVISOR/
                                                                                                                  SUB-ADVISOR
                        ----------------------------------------------------------------------------------- -------------------------
-------------------------------------------------------------------------------------------------------------------------------------
                                              FIRST DEFINED PORTFOLIO FUND, LLC
-------------------------------------------------------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------- -------------------------
                        First Trust Target Focus Four Portfolio (formerly,  First Trust 10 Uncommon Values    First Trust Advisors
                        Portfolio):  seeks to provide above-average  capital  appreciation.  The Portfolio seeks to achieve its  objective  by  investing  in the common  stocks of companies which are  selected by applying  four  separate  uniquely  specialized  strategies selected by First Trust Advisors L.P. (the "Focus Four Strategy").  The Focus Four
      Specialty         Strategy  adheres to a disciplined  investment  process that targets the following four  distinct  areas of the market:  the Dow(R)Target  Dividend  Strategy,  Value
                        Line(R)Target 25  Strategy,  S&P Target Mid 60  Strategy,  and NYSE(R)International            L.P.
                        Target 25 Strategy.
----------------------- ----------------------------------------------------------------------------------- -------------------------

III.     CHANGES TO ANNUITY DATE PROVISIONS

In the "ACCESS TO ACCOUNT VALUE" section of each  prospectus,  under the heading entitled "What types of Annuity Options are Available"
we revise the first  sentence of the second  paragraph to read "You may choose an Annuity Date, an annuity  option and the frequency of annuity payments."

In the "MANAGING YOUR ANNUITY" section of each prospectus, under the heading entitled "May I Change the Owner, Annuitant and
Beneficiary Designations?" we delete the third bullet that reads,  "a new Annuitant if the latest Annuity Date would be earlier than prior to the change."

 IV.     NAME CHANGE OF PRINCIPAL UNDERWRITER

In the General Information section of each prospectus, under the heading entitled "Who Distributes Annuities  . . .", we identify
American Skandia Marketing, Incorporated (ASM) as the principal underwriter and distributor of the Annuities.  Effective on November
1, 2007, ASM has changed its name to Prudential Annuities Distributors, Inc. ("PAD").  Accordingly, we replace the first four sentences under "Who Distributes Annuities Offered By  . . " with the following, and in the remainder of that section, replace references to ASM with PAD:

"Prudential Annuities Distributors, Inc. (PAD) (formerly, American Skandia Marketing, Incorporated), a wholly-owned subsidiary of
Prudential Annuities, Inc., is the distributor and principal underwriter of the Annuities offered through this prospectus.   PAD acts
as the distributor of a number of annuity and life insurance products, and is the co-distributor of the Advanced Series Trust.  PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484.  PAD is registered as a broker-dealer under the
Securities Exchange Act of 1934 (Exchange Act), and is a member of the National Association of Securities Dealers, Inc. (NASD)."

V.       ADVISORS CHOICE 2000

In this Annuity only, the Rydex Variable Trust - Inverse S&P 500 Portfolio has changed its name to the Rydex Variable Trust - Inverse
S&P 500 Strategy Portfolio.

 VI.     APPENDIX H:  ANNUITIES APPROVED FOR SALE BY THE NEW YORK STATE INSURANCE DEPARTMENT

We amend the line item concerning Optional Living Benefits to refer also to Highest Daily Lifetime Five.

                                                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf on the 20th day of September, 2007.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                               Depositor

/s/C. Christopher Sprague
______________________________________
C. Christopher Sprague, Vice President, Corporate Counsel

As required by the Securities Act of 1933, this  Registration  Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                                                Title                                     Date
                                                             (Principal Executive Officer)
David R. Odenath*                                        Chief Executive Officer and President            September 20, 2007
David R. Odenath
                                                           (Principal Financial Officer and
                                                             Principal Accounting Officer)
Kenneth Y. Tanji*                                Executive Vice President and Chief Financial Officer
Kenneth Y. Tanji

                                                                 (Board of Directors)
James Avery*                                                       Kenneth Y. Tanji*                      Helen Galt*
James Avery                                                        Kenneth Y. Tanji                       Helen Galt

David R. Odenath*                                                                                         Bernard J. Jacob*
David R. Odenath                                                                                          Bernard J. Jacob

                                  By:___/s/C. Christopher Sprague_______
                                          C. Christopher Sprague

                    *Executed by C. Christopher Sprague on behalf of those indicated pursuant to Power of Attorney

                                                               Exhibits

                                   Exhibit 23a Consent of PricewaterhouseCoopers LLP. FILED HEREWITH